                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER --
Social Security numbers have nine digits separated by two hyphens: i.e.,
000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------------------------------------------------------------------------------

                                    Give the                                                        Give the
For this type of account            SOCIAL SECURITY number          For this type of account        EMPLOYER
                                    of:                                                             IDENTIFICATION
                                                                                                    number of:

------------------------------------------------------------------------------------------------------------------------------------

1. An individual's account          The individual                  6.  A valid trust, estate, or   Legal entity (Do not furnish
                                                                        pension trust               the identifying number of the
                                                                                                    personal representative or
                                                                                                    trustee unless the legal entity
                                                                                                    itself is not designated in the
                                                                                                    account title).(4)

2. Two or more individuals          The actual owner of the         7.  Corporate or LLC electing   The corporation
   (joint account)                  account or, if combined funds,      corporate status on Form
                                    the first individual on the         8832
                                    account(1)

3. Custodian account of a           The minor(2)                    8.  Association, club,          The organization
   minor (Uniform Gifts to                                              religious, charitable,
   Minors Act)                                                          educational, or other tax-
                                                                        exempt organization
                                                                        account

4. a. The usual revocable           The grantor-trustee(1)          8.  Partnership or              The partnership
      savings trust account                                             multi-member LLC
      (grantor is also trustee)

   b. So-called trust account       The actual owner(1)             10. A broker or registered      The broker or nominee
      that is not a legal or valid                                      nominee
      trust under state law

5. Sole proprietorship              The owner(3)                    11. Account with the            The public entity
   or single-owned LLC                                                  Department of Agriculture
                                                                        in the name of a public
                                                                        entity (such as a state
                                                                        or local government,
                                                                        school district or
                                                                        prison) that receives
                                                                        agricultural program
                                                                        payments

------------------------------------------------------------------------------------------------------------------------------------

1     List first and circle the name of the person whose number you furnish.

2     Circle the minor's name and furnish the minor's social security number.

3     You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number (SSN) or employer identification number (EIN) if you have one on the second name line. (IRS encourages sole proprietors to use their SSNs).

4     List first and circle the name of the legal trust, estate, or pension trust.

      NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

                                        1

HOW TO OBTAIN A TIN

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form
SS-4, Application for Employer Identification Number, or Form SS-7, Application
for IRS Individual Taxpayer Identification Number to apply for an ITIN and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees exempt from backup withholding on all payments include the following:

o     An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

o     The United States or any of its agencies or instrumentalities.

o     A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o     A foreign government or any of its political subdivisions, agencies, or instrumentalities.

o     An international organization or any of its agencies or instrumentalities.

Other payees that MAY BE EXEMPT from backup withholding include:

o     A corporation.

o     A foreign central bank of issue.

o     A dealer in securities or commodities required to register in the United
      States, the District of Columbia, or a possession of the United States.

o     A futures commission merchant registered with the Commodity Futures
      Trading Commission.

o     A real estate investment trust.

o     An entity registered at all times during the tax year under the Investment
      Company Act of 1940.

o     A common trust fund operated by a bank under section 584(a).

o     A financial institution.

o     A middleman known in the investment community as a nominee or custodian.

o     A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o     Payments to nonresident aliens subject to withholding under section 1441.

o     Payments to partnerships not engaged in a trade or business in the United
      States and that have at least one nonresident alien partner.

o     Payments of patronage dividends where the amount received is not paid in money.

o     Payments made by certain foreign organizations.

o     Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

o     Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid to you in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

o     Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Mortgage or student loan interest paid to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE
"EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN
IT TO THE PAYER.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a),
6045 and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the
Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.
Certain penalties may also apply.

PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you
fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you
make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
SERVICE.

                                        2